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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

    PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                                  VIALTA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                  DELAWARE                                      94-3337326
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                            48461 FREMONT BOULEVARD
                           FREMONT, CALIFORNIA 94538
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (510) 492-1980
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                            ------------------------

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT: NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE
                CLASS B COMMON STOCK, PAR VALUE $0.001 PER SHARE

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                                  VIALTA, INC.

                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                    AND INCORPORATED IN FORM 10 BY REFERENCE

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10


ITEM
NO.                     CAPTION                         LOCATION IN INFORMATION STATEMENT
----                    -------                         ---------------------------------
1.    Business                                     "Summary," "The Distribution," "Risk
                                                   Factors," "Management's Discussion and
                                                   Analysis of Financial Condition and Results
                                                   of Operations" and "Business"
2.    Financial Information                        "Summary," "Summary Consolidated Financial
                                                   Data," "Selected Consolidated Financial
                                                   Data," "Consolidated Financial Statements"
                                                   and "Management's Discussion and Analysis
                                                   of Financial Condition and Results of
                                                   Operations"
3.    Properties                                   "Business -- Facilities"
4.    Securities Ownership of Vialta's             "The Distribution" and "Management"
      Beneficial Owners and Management
5.    Directors and Executive Officers             "Management"
6.    Executive Compensation                       "Management"
7.    Vialta's Relationships and Related           "Related Party Transactions" and
      Transactions                                 "Management"
8.    Legal Proceedings                            "Business -- Legal Proceedings"
9.    Market Price of and Dividends on the         "The Distribution," "Dividend Policy" and
      Registrant's Common Equity and Related       "Description of Capital Stock"
      Stockholder Matters
10.   Recent Sales of Unregistered Securities      Not Included (see below)
11.   Description of Registrant's Securities to    "The Distribution," "Dividend Policy" and
      be Registered                                "Description of Capital Stock"
12.   Indemnification of Directors and Officers    "Management -- Limitation of Liability and
                                                   Indemnification of Officers and Directors"
                                                   and "Related Party Transactions"
13.   Financial Statements and Supplementary Data  "Consolidated Financial Statements" and
                                                   "Index to Consolidated Financial
                                                   Statements"
14.   Changes In and Disagreements with            Not Applicable
      Accountants on Accounting and Financial
      Matters
15.   Financial Statements and Exhibits            "Consolidated Financial Statements" and
                                                   "Index to Consolidated Financial
                                                   Statements"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     The following is a summary of transactions by the Registrant since April 20, 1999 (the date the Registrant was incorporated) involving sales of the Registrant's securities that were not registered under the Securities Act of 1933.

     In August 1999, the Registrant issued 100 shares of common stock to ESS Technology, Inc. The shares were issued at a price of $0.05 per share, for an aggregate purchase price of $5.00. In connection with the recapitalization of the Registrant in July 2001, these shares were converted into the same number of shares of Class A common stock.

     In September 1999, the Registrant issued an aggregate of 40,000,000 shares of its Series A preferred stock to ESS Technology, Inc. The shares were issued at a price of $0.25 per share, for an aggregate purchase price of $10,000,000. In connection with the recapitalization, these shares were converted into the same number of shares of Class A common stock.

     From December 1999 to March 2000, the Registrant issued an aggregate of 51,000,000 shares of its Series B preferred stock to 11 investors, including ESS Technology, Inc., and Evershine XVI, L.P. (an entity controlled by a trust for the benefit of the children of Fred S.L. Chan, Chairman and Chief Executive Officer of the Registrant). The shares were issued at a per share price of $2.60, for an aggregate purchase price of $132,600,000. In connection with the recapitalization, the 20,000,000 shares of Series B preferred stock issued to ESS were converted into the same number of shares of Class A common stock and the 31,000,000 shares of Series B preferred stock issued to the other investors were converted into 34,100,000 shares of Class B common stock.

     From October 1999 to December 1999, the Registrant issued an aggregate of 6,220,000 shares of common stock to seven investors, including ESS, Mr. Chan, three ESS employees, a consultant to ESS and the Registrant, and an employee of a vendor that serves both ESS and the Registrant. The shares were issued at a price of $0.25 per share, for an aggregate purchase price of $1,555,000. In connection with the recapitalization, the 400,000 shares of common stock issued to ESS were converted into the same number of shares of Class A common stock and the 5,820,000 shares of common stock issued to the other investors were converted into 6,402,000 shares of Class B common stock.

     All of the securities in the above transactions were issued in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 as transactions not involving a public offering. The Registrant issued its common stock to a limited number of investors in isolated, private transactions. Neither the Registrant nor any person acting on the Registrant's behalf offered or sold those securities by any form of general solicitation or general advertising. The Registrant took reasonable care to assure that the purchasers were sophisticated investors or had a pre-existing business or personal relationship with the Registrant or the Registrant's management, that they were acquiring the securities for their own accounts, for investment purposes only, and not with a view to resale, that the purchasers received written disclosure that such capital stock was not registered under the Securities Act of 1933 and could not be resold without registration (or an available exemption therefrom), and that all certificates representing the securities included a legend setting forth the foregoing restrictions on transfer.


     As of July 30, 2001, options to purchase an aggregate of 5,041,200 shares of common stock had been issued under the Registrant's 1999 Stock Incentive Plan and 2000 Directors Stock Option Plan, and an aggregate of 71,250 shares of common stock had been issued upon exercise of those options as of that date. The Registrant relied on Rule 701 for all option grants and related option exercises as the options and shares were issued in connection with a written compensatory benefit plan established for the benefit of the Registrant's employees, directors and officers. In connection with the recapitalization, all outstanding options became exercisable upon vesting for shares of Class A common stock. The 71,250 shares of common stock that had been issued upon exercise of options were exchanged for 78,375 shares of Class B common stock.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements filed as part of this registration statement.

                                                              PAGE
                                                              ----
VIALTA, INC. CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants...........................  F-2
Consolidated Balance Sheets.................................  F-3
Consolidated Statements of Operations.......................  F-4
Consolidated Statements of Redeemable Convertible Preferred
  Stock and Stockholders' Deficit...........................  F-5
Consolidated Statements of Cash Flows.......................  F-6
Notes to Consolidated Financial Statements..................  F-7

     (b) Exhibits


EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
2.1+     Form of Master Distribution Agreement between the Registrant and ESS Technology, Inc.
2.2+     Form of Master Technology Ownership and License Agreement
         between the Registrant and ESS Technology, Inc.
2.3+     Form of Employee Matters Agreement between the Registrant
         and ESS Technology, Inc.
2.4+     Form of Tax Sharing and Indemnity Agreement between the
         Registrant and ESS Technology, Inc.
2.5+     Form of Real Estate Matters Agreement between the Registrant and ESS Technology, Inc.
2.6+     Form of Master Confidential Disclosure Agreement between the
         Registrant and ESS Technology, Inc.
2.7+     Form of Master Transitional Services Agreement between the
         Registrant and ESS Technology, Inc.
3.1+     Certificate of Incorporation of the Registrant
3.2+     Bylaws of the Registrant
3.3      Amended and Restated Certificate of Incorporation of the
         Registrant
3.4      Amended and Restated Bylaws of the Registrant
4.1      Form of Class A Common Stock Certificate of the Registrant
4.2      Form of Class B Common Stock Certificate of the Registrant
10.1+    1999 Stock Incentive Plan
10.2+    2000 Directors Stock Option Plan
10.3     2001 Nonstatutory Stock Option Plan, as amended on August 1,
         2001
10.4+    2001 Employee Stock Purchase Plan
10.5+    Lease Agreement between the Registrant and ESS Technology,
         Inc. for the premises located at 48461 Fremont Boulevard,
         Fremont, California
10.6+    Purchase Agreement between the Registrant and ESS
         Technology, Inc.
10.7+    DVD Manufacturing License Agreement between the Registrant and Macrovision Corporation
10.8+    Offer Letter Agreement between the Registrant and Charles
         Root
10.9+    Lease Agreement between the Registrant and 235 Investments
         Limited for the premises located at 235 Yorkland Boulevard,
         Ontario, Canada
10.10+   Lease Agreement between Vialta.com Hong Kong Company Limited and Upcentre Investments Limited for the premises located at
         238 Nathan Road, Kowloon, Hong Kong
10.11+   Trademark License Agreement between the Registrant and
         Digital Theater Systems, Inc.
10.12+   Software License Agreement between the Registrant and
         EnReach Technology, Inc.
10.13+   Offer Letter Agreement between the Registrant and Didier
         Pietri
10.14    Agreement among the Registrant, ESS Technology, Inc. and
         Komodo Technology, Inc.
21.1+    Subsidiaries of the Registrant
99.1     Vialta, Inc. Information Statement


-------------------------
+ Previously filed.

                                EXPLANATORY NOTE


     This registration statement on Form 10 has been prepared on a prospective basis on the assumption that, among other things, the distribution by ESS Technology, Inc. of shares of the Registrant's Class A common stock and the related transactions expected to occur prior to or at the same time as the distribution will be completed as described in the information statement attached as Exhibit 99.1 to this registration statement. The information statement is a part of this registration statement and is specifically incorporated by reference into this registration statement. There can be no assurance that the distribution and the related transactions will be completed or will be completed as so described. The Registrant will file an amendment or supplement to this registration statement to reflect any significant changes to the distribution or the related transactions.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: August 1, 2001                      VIALTA, INC.


                                          By:      /s/ FRED S.L. CHAN
                                            ------------------------------------
                                              Name: Fred S.L. Chan
                                              Title: Chairman and Chief
                                              Executive Officer

                               INDEX OF EXHIBITS


    EXHIBIT
    NUMBER                            DESCRIPTION
    -------                           -----------
     2.1+     Form of Master Distribution Agreement between the Registrant and ESS Technology, Inc.
     2.2+     Form of Master Technology Ownership and License Agreement
              between the Registrant and ESS Technology, Inc.
     2.3+     Form of Employee Matters Agreement between the Registrant
              and ESS Technology, Inc.
     2.4+     Form of Tax Sharing and Indemnity Agreement between the
              Registrant and ESS Technology, Inc.
     2.5+     Form of Real Estate Matters Agreement between the Registrant and ESS Technology, Inc.
     2.6+     Form of Master Confidential Disclosure Agreement between the
              Registrant and ESS Technology, Inc.
     2.7+     Form of Master Transitional Services Agreement between the
              Registrant and ESS Technology, Inc.
     3.1+     Certificate of Incorporation of the Registrant
     3.2+     Bylaws of the Registrant
     3.3      Amended and Restated Certificate of Incorporation of the
              Registrant
     3.4      Amended and Restated Bylaws of the Registrant
     4.1      Form of Class A Common Stock Certificate of the Registrant
     4.2      Form of Class B Common Stock Certificate of the Registrant
    10.1+     1999 Stock Incentive Plan
    10.2+     2000 Directors Stock Option Plan
    10.3      2001 Nonstatutory Stock Option Plan, as amended on August 1,
              2001
    10.4+     2001 Employee Stock Purchase Plan
    10.5+     Lease Agreement between the Registrant and ESS Technology,
              Inc. for the premises located at 48461 Fremont Boulevard,
              Fremont, California
    10.6+     Purchase Agreement between the Registrant and ESS
              Technology, Inc.
    10.7+     DVD Manufacturing License Agreement between the Registrant and Macrovision Corporation
    10.8+     Offer Letter Agreement between the Registrant and Charles
              Root
    10.9+     Lease Agreement between the Registrant and 235 Investments
              Limited for the premises located at 235 Yorkland Boulevard,
              Ontario, Canada
    10.10+    Lease Agreement between Vialta.com Hong Kong Company Limited and Upcentre Investments Limited for the premises located at
              238 Nathan Road, Kowloon, Hong Kong
    10.11+    Trademark License Agreement between the Registrant and
              Digital Theater Systems, Inc.
    10.12+    Software License Agreement between the Registrant and
              EnReach Technology, Inc.
    10.13+    Offer Letter Agreement between the Registrant and Didier
              Pietri
    10.14     Agreement among the Registrant, ESS Technology, Inc. and
              Komodo Technology, Inc.
    21.1+     Subsidiaries of the Registrant
    99.1      Vialta, Inc. Information Statement


-------------------------
+ Previously filed.